Certification of Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of IC Places, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Messineo, Chief Financial Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IC PLACES, INC.

/s/:  Peter Messineo

PETER MESSINEO,

Chief Financial Officer

March 31, 2010